UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 23, 2010 (April 20, 2010)
Monarch Community Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-49814	04-3627031
State or other jurisdiction	(Commission	(IRS Employer
of Incorporation	File Number)	Identification No.)
375 North Willowbrook Road, Coldwater, MI 49036
(Address of principal executive offices) (Zip Code)
(517) 278-4566
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION
     The following information, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.
     On April 20, 2010, Monarch Community Bancorp, Inc. (the “Company”) issued a news release to report its financial results for the quarter ended March 31, 2010. The release is furnished as Exhibit 99.1 hereto.
ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
     On April 20, 2010, the Company held its annual meeting of stockholders. The results of the vote at the meeting were as follows:
1. To elect three directors, each to serve a three-year term:

	For	Withheld	Broker Non-Vote
Craig W. Dally	574,358	200,487	794,716
Donald L. Denney	503,867	268,978	794,716
Richard L. Dobbins	587,659	185,186	794,716
2. To approve the Company’s executive compensation:

For	Against	Abstain	Broker Non-Vote
1,174,309	347,091	41,911	0
3. To ratify the selection of Plante & Moran, PLLC as independent auditors for 2010:

For	Against	Abstain	Broker Non-Vote
1,472,561	86,964	5,134	0
ITEM 8.01 OTHER EVENTS
     In connection with its 1st quarter 2010 earnings announcement, the Company announced that its board of directors made the decision to defer the dividend on its approximately $6.8 million of fixed rate cumulative Series A perpetual preferred stock issued to the U.S. Treasury on February 6, 2009.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
     (d) Exhibits

Exhibit Number
99.1	Press Release, dated April 20, 2010 issued by Monarch Community Bancorp, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONARCH COMMUNITY BANCORP, INC.
Dated: April 23, 2010	/s/ Donald L. Denney
Donald L. Denney
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated April 20, 2010 issued by Monarch Community Bancorp, Inc.